Exhibit 10.3

EXECUTION VERSION

THIRD REFINANCING TERM LOAN AMENDMENT AND AMENDMENT AND RESTATEMENT AGREEMENT

THIRD REFINANCING TERM LOAN AMENDMENT AND AMENDMENT AND RESTATEMENT AGREEMENT, dated as of March 7, 2017 (this “Refinancing Amendment and Agreement”), in respect of the Term Loan and Guaranty Agreement, dated as of April 23, 2013, among Tower Automotive Holdings USA, LLC (the “Borrower”), Tower International, Inc. (“Holdings”), Tower Automotive Holdings I, LLC, Tower Automotive Holdings II(a), LLC, and the other Guarantors party thereto, the Lenders party thereto and Citibank N.A., as administrative agent (the “Agent”) (as in effect immediately prior to giving effect to this Refinancing Amendment and Agreement, the “Loan Agreement”).

WHEREAS, the Borrower desires, pursuant to Section 2.22 of the Loan Agreement, to obtain Refinancing Term Loans (the “Refinancing Term Loans”), the Net Cash Proceeds of which shall be used to prepay in full all of the Loans (the “Existing Term Loans”) outstanding under the Loan Agreement as of the ARCA Effective Date (as defined below) (the “Refinancing”);

WHEREAS, the Refinancing Term Lenders (as defined below) have agreed to provide such Refinancing Term Loans in accordance with the terms and conditions set forth herein and in the Loan Agreement;

WHEREAS, each of Citigroup Global Markets Inc. (“CGMI”), JPMorgan Chase Bank, N.A. (“JPMCB”), Wells Fargo Securities, LLC (“WFS”), Goldman Sachs Bank USA (“Goldman Sachs”), BMO Capital Markets Corp. (“BMO”) and Citizens Bank, N.A. (“Citizens”, and together with CGMI, JPMCB, WFS, Goldman Sachs and BMO, the “Arrangers”) have agreed to act in the roles and pursuant to the titles set forth in that certain engagement letter, dated March 6, 2017 (the “Engagement Letter”), among the Borrower, Holdings, CGMI, JPMCB, WFS, Goldman Sachs, BMO and Citizens, in respect of such Refinancing Term Loans;

WHEREAS, in accordance with Section 2.22(c) of the Loan Agreement, the Loan Parties, the Agent and the Refinancing Term Lenders have agreed to amend the Loan Agreement in connection with, and to facilitate the incurrence of, such Refinancing Term Loans;

WHEREAS, immediately following the incurrence of such Refinancing Term Loans, the Refinancing Term Lenders (together with each Existing Term Lender that shall have agreed to remain party to the Loan Agreement pursuant to a “cashless roll” election) shall constitute all of the Lenders and shall agree to further amend the Loan Agreement (as in effect immediately after giving effect to the amendments thereto contemplated by Section 3 hereof) in accordance with Section 10.09 thereof;

WHEREAS, reference is made to that certain Term Loan Security Agreement, dated as of April 23, 2013, among the Borrower, the Guarantors party thereto and Citibank, N.A., as agent (the “Existing Security Agreement”); and

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WHEREAS, the Refinancing Term Lenders and the Loan Parties have agreed to amend and restate the Existing Security Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Defined Terms; References. (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Loan Agreement has the meaning assigned to such term in the Amended and Restated Loan Agreement (as defined below). The rules of construction and other interpretive provisions specified in Section 1.02 of the Amended and Restated Loan Agreement shall apply to this Refinancing Amendment and Agreement, including terms defined in the preamble and recitals hereto.

(b)          As used in this Refinancing Amendment and Agreement, the following terms have the meanings specified below:

“Amended and Restated Loan Agreement” shall mean the Loan Agreement, as amended and restated by this Refinancing Amendment and Agreement.

“ARCA Effective Date” shall have the meaning provided in Section 8 hereof.

“Existing Term Lender” shall mean a Lender with an Existing Term Loan on the ARCA Effective Date, immediately prior to giving effect to this Refinancing Amendment and Agreement.

“Existing Term Loan Prepayment Amount” shall mean, for each Existing Term Lender, the sum of (i) the aggregate principal amount of Existing Term Loans owing to such Existing Term Lender on the ARCA Effective Date plus (ii) all accrued and unpaid interest on such Existing Term Lender’s Existing Term Loans (except to the extent otherwise agreed) plus (iii) any other amounts owing to such Existing Term Lender under the Loan Documents as of the ARCA Effective Date, including any amounts owing pursuant to Section 2.14 of the Loan Agreement.

Section 2. ARCA Effective Date Transactions.

(a)          With effect from and including the ARCA Effective Date, each Person identified on the signature pages hereof as a “Refinancing Term Lender” (each, a “Refinancing Term Lender”) shall become party to the Amended and Restated Loan Agreement as a “Lender”, shall have a Commitment in the amount set forth on Schedule 1 hereto (the “Commitments”) and shall have all of the rights and obligations of a “Lender” under the Amended and Restated Loan Agreement and the other Loan Documents.

(b)          On the ARCA Effective Date, each Existing Term Lender shall cease to be a Lender party to the Loan Agreement (and, for the avoidance of doubt, shall not be a party to the Amended and Restated Loan Agreement (except to the extent that it shall subsequently become party thereto (i) pursuant to an Assignment and Acceptance entered into with any Lender in accordance with the terms of the Amended and Restated Loan Agreement or (ii) through other means (including via a cashless roll election in accordance with procedures established by the Agent))), and all accrued fees and other amounts (except to the extent otherwise agreed) payable under the Loan Agreement for the account of each Existing Term Lender shall be due and payable on such date; provided that the provisions of Sections 2.13, 2.14, 2.15 and 10.05 of the Loan Agreement shall continue to inure to the benefit of each Existing Term Lender after the ARCA Effective Date.

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(c)          On the ARCA Effective Date:

(i)          Each Refinancing Term Lender, severally and not jointly, shall make a Refinancing Term Loan to the Borrower in accordance with this Section 2(c) and Section 2.01 of the Loan Agreement by delivering to the Agent immediately available funds in an amount equal to its Commitment;

(ii)         the Borrower shall prepay in full the Existing Term Loans by:

(A)         delivering to the Agent funds in an amount equal to the excess of (1) the aggregate of the Existing Term Loan Prepayment Amounts for all of the Existing Term Lenders (except to the extent otherwise agreed by any Existing Term Lender pursuant to a “cashless roll” election) over (2) the New Lender Net Funding Amount (as defined below) (such excess, the “Borrower’s Payment”); and

(B)         directing the Agent to apply the funds made available to the Agent pursuant to Section 2(c)(i) hereof, net of fees and expenses as agreed by the Borrower and the Agent (the “New Lender Net Funding Amount”), along with the Borrower’s Payment, to prepay in full the Existing Term Loans; and

(iii)        the Agent shall apply the New Lender Net Funding Amount and the Borrower’s Payment to pay to each Existing Term Lender an amount equal to such Existing Term Lender’s Existing Term Loan Prepayment Amount (except as otherwise agreed by such Existing Term Lender pursuant to a “cashless roll” election).

(d)          Each Refinancing Term Lender hereby agrees that the Refinancing Term Loans made by it pursuant to this Amendment will initially bear interest with an Interest Period beginning on the ARCA Effective Date and ending on the last day of the one month Interest Period established March 7, 2017 in effect for the current Term Loan outstanding immediately prior to the ARCA Effective Date and which required notification period is waived.

(e)          Each Refinancing Term Loan made on the ARCA Effective Date pursuant to Section 2(c) shall constitute a Eurodollar Loan having an initial Interest Period ending on April 7, 2017.

Section 3. Amendment; Borrowings on ARCA Effective Date. (a) Each of the parties hereto agrees that, effective on the ARCA Effective Date (it being understood that the amendments not otherwise permitted under Section 2.22(c) of the Loan Agreement (the “Other Amendments”) shall be deemed to be made immediately following the consummation of the transactions set forth in Sections 2(c)(i), 2(c)(ii) and 2(c)(iii) hereof), the Loan Agreement shall be amended and restated in the form attached as Exhibit A hereto (the “Amendment and Restatement”). Each Refinancing Term Lender and each Existing Term Lender that shall have agreed to remain party to the Loan Agreement pursuant to a “cashless roll” election, by its signature hereto or to the documentation relating to such “cashless roll” election, consents to the Amendment and Restatement, including the Other Amendments.

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(b)          The Refinancing Term Lenders hereby authorize and direct the Agent to enter into the amended and restated security agreement in the form attached as Exhibit B hereto (the “Amended and Restated Security Agreement”).

(c)          With effect from the effectiveness of this Refinancing Amendment and Agreement, each Refinancing Term Loan made on the ARCA Effective Date in accordance with Section 2(c) hereof shall constitute, for all purposes of the Amended and Restated Loan Agreement, a Loan made pursuant to the Amended and Restated Loan Agreement and this Refinancing Amendment and Agreement; provided that pursuant to this Refinancing Amendment and Agreement, each such Refinancing Term Loan shall constitute an “Initial Term Loan” for all purposes of the Amended and Restated Loan Agreement (and a single class of Term Loans outstanding thereunder), and all provisions of the Amended and Restated Loan Agreement applicable to Initial Term Loans shall be applicable to such Refinancing Term Loans.

(d)          The Commitments provided for hereunder shall terminate on the ARCA Effective Date immediately upon the borrowing of the Refinancing Term Loans pursuant to Section 2(c).

Section 4. Effect of Amendment; Reaffirmation; Etc. (a) Except as expressly set forth herein or in the Amended and Restated Loan Agreement or the Amended and Restated Security Agreement, this Refinancing Amendment and Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agent under the Loan Agreement or under any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other provision of the Loan Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the foregoing, (i) each Loan Party acknowledges and agrees that (A) each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Loan Agreement, as amended hereby) and (B) the Security Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all Secured Obligations (including, for the avoidance of doubt, the Refinancing Term Loans made on the ARCA Effective Date) on the terms and conditions set forth in the Security Documents, and hereby ratifies the security interests granted by it pursuant to the Security Documents and (ii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor in accordance with Article 9 of the Loan Agreement with respect to all of the Secured Obligations of each other Secured Obligor (including, for the avoidance of doubt, the Refinancing Term Loans made on the ARCA Effective Date).

(b)          This Refinancing Amendment and Agreement constitutes a “Refinancing Term Loan Amendment” (as defined in the Loan Agreement) and a Loan Document.

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(c)           By executing this Refinancing Amendment and Agreement, the Borrower and Agent hereby consent to any assignment of Refinancing Term Loans by the Refinancing Term Lender to one or more Eligible Assignees in connection with the primary syndication of the Refinancing Term Loans.

Section 5. Representations of Loan Parties. Each of the Loan Parties hereby represents and warrants that, immediately prior to and immediately after giving effect to the transactions contemplated by this Refinancing Amendment and Agreement, including the borrowing of Refinancing Term Loans provided for herein:

(a)          all representations and warranties set forth in Section 3 of the Amended and Restated Loan Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the ARCA Effective Date with the same effect as if made on and as of such date (unless such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct in all material respects as of such specific date);

(b)          no Default or Event of Default shall exist or would result from the transactions contemplated by this Refinancing Amendment and Agreement, including the borrowing of Refinancing Term Loans; and

(c)          immediately after the consummation of the transactions contemplated by this Refinancing Amendment and Agreement to occur on the ARCA Effective Date, each Loan Party will be Solvent.

Section 6. Governing Law. THIS REFINANCING AMENDMENT AND AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7. Counterparts. This Refinancing Amendment and Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Refinancing Amendment and Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Refinancing Amendment and Agreement.

Section 8. Effectiveness. This Refinancing Amendment and Agreement, and the obligation of each Refinancing Term Lender to make the Refinancing Term Loan to be made by it pursuant to Section 2(c)(i) of this Refinancing Amendment and Agreement, shall become effective on the date (the “ARCA Effective Date”) when each of the conditions set forth in Section 4.01 of the Amended and Restated Loan Agreement shall have been satisfied.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Refinancing Amendment and Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

TOWER AUTOMOTIVE HOLDINGS USA, LLC

By:	/s/Dennis Pike
Name: Dennis Pike
Title: Treasurer

GUARANTORS:

TOWER INTERNATIONAL, INC. (formerly known as Tower Automotive, LLC)

By:	/s/Dennis Pike
Name: Dennis Pike
Title: Treasurer

TOWER AUTOMOTIVE HOLDINGS I, LLC

By:	/s/Dennis Pike
Name: Dennis Pike
Title: Treasurer

TOWER AUTOMOTIVE HOLDINGS II(a), LLC

By:	/s/Dennis Pike
Name: Dennis Pike
Title: Treasurer

TOWER AUTOMOTIVE OPERATIONS USA I, LLC

By:	/s/Dennis Pike
Name: Dennis Pike
Title: Treasurer

[Signature Page to Third Refinancing Term Loan Amendment and Amendment and Restatement Agreement]

TA HOLDINGS FINANCE, INC.

By:	/s/Dennis Pike
Name: Dennis Pike
Title: Treasurer

[Signature Page to Third Refinancing Term Loan Amendment and Amendment and Restatement Agreement]

citibank, n.a., as Agent and Refinancing Term Lender

By	/s/ Matthew S. Burke
Name: Matthew S. Burke
Title: Managing Director

[Signature Page to Third Refinancing Term Loan Amendment and Amendment and Restatement Agreement]

Schedule 1

Commitments

Lender	Commitment

Citibank, N.A.	$361,500,000

Aggregate Commitments:	$361,500,000

Exhibit A

[Amendments to Loan Agreement attached]